Exhibit 10.2

WEIDAI LTD.

DIRECTOR AGREEMENT

This Director Agreement (the “Agreement”) is made and entered into as of _______________, 2018, by and between Weidai Ltd., a Cayman Islands company (the “Company” ), and ___________________ ([Passport/ID] Number _________________) (“Director”).

I.	SERVICES

1.1       Board of Directors. Director is appointed as a member of the Company’s Board of Directors (the “Board”), effective upon [the date of this agreement]/[the declaration by the United States Securities and Exchange Commission of the effectiveness of the Company’s registration statement on Form F-1 as to the Company’s initial public offering] (the “Effective Date”), until the earlier of the date on which Director ceases to be a member of the Board for any reason or the date of termination of this Agreement in accordance with Section 5.2 hereof (such earlier date being the “Expiration Date”).

1.2       Director Services. Director’s services to the Company hereunder shall include service on the Board and service on the _____________________________ committee of the Board in accordance with applicable law and stock exchange rules and the memorandum and articles of association of the Company, and such other services mutually agreed to by Director and the Company (the “Director Services”).

II.	COMPENSATION

2.1       Expense Reimbursement. The Company shall reimburse Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the Director Services rendered by Director.

2.2       Director Compensation. The Company agrees to pay Director an annual retainer of US$[·] (the “Annual Retainer”), payable in arrears, in equal installments quarterly. In the event Director ceases to serve on the Board, Director shall be entitled to the pro rata portion of the Annual Retainer for the number of months he has served on the Board in a given year.

2.3       Equity Compensation. Director is entitled to participate in the Company’s 2018 Share Incentive Plan (the “Plan”). The Company agrees to grant [·] [type of ESOP award] (the “Award”) to Director pursuant to the terms of the [name of award agreement] to be entered by and between the Company and Director (the “Award Agreement”). The Award shall in all respects be subject to the terms and conditions of the Plan and the Award Agreement.

2.4       Director and Officer Liability Insurance. The Company agrees to purchase, prior to the Effective Date, a policy of insurance with a reputable insurance company providing Director with coverage for losses incurred in lawsuits or other legal proceedings brought against Director in connection with Director Services.

2.5       No Other Compensation. Except for the compensation provided in this Section II, Director shall not be entitled to any other compensation, whether in cash or in kind, for the Director Services.

III.	DUTIES OF DIRECTOR

3.1       Fiduciary Duties. In fulfilling his/her responsibilities, Director shall be charged with a fiduciary duty to the Company. Director shall be attentive and inform himself/herself of all material facts regarding a decision before taking action. In addition, Director’s actions shall be motivated solely by the best interests of the Company.

3.2       Confidentiality. During the Term of this Agreement, and for a period of one (1) year after the Expiration Date, Director shall maintain in strict confidence all information he/she has obtained or shall obtain from the Company that the Company has designated as confidential or that is by its nature confidential, relating to the Company s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Director, (ii) is required to be disclosed by law or a valid order by a court or other governmental body, or (iii) is independently learned by Director outside of this relationship (the “Confidential Information”).

3.3       Nondisclosure and Nonuse Obligations. Director will use the Confidential Information solely to perform the Director Services for the benefit of the Company. Director will treat all Confidential Information of the Company with the same degree of care as Director treats his/her own confidential information, and Director will use his/her best efforts to protect the Confidential Information. Director will not use the Confidential Information for his/her own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement. Director will immediately give notice to the Company of any unauthorized use or disclosure by or through him/her, or of which he/she becomes aware, of the Confidential Information. Director agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

3.4       Return of The Company Property. All materials furnished to Director by the Company, whether delivered to Director by the Company or made by Director in the performance of any Director Services under this Agreement (the “Company Property”), are the sole and exclusive property of the Company. Director agrees to promptly deliver the original and any copies of the Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, Director agrees to promptly deliver to the Company or destroy, at the Company s option, the original and any copies of the Company Property. Director agrees to certify in writing that Director has so returned or destroyed all such Company Property.

IV.	COVENANTS OF DIRECTOR

4.1       No Conflict of Interest. During the Term of this Agreement, and for a period of one (1) year after the Expiration Date, Director shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof, provided that Director may continue his current affiliation or other current relationships with the entity or entities described on Exhibit A (all of which entities are referred to collectively as “Current Affiliations”). This Agreement is subject to the current terms and agreements governing Director s relationship with Current Affiliations, and nothing in this Agreement is intended to be or will be construed to inhibit or limit any of Director s obligations to Current Affiliations. Director represents that nothing in this Agreement conflicts with Director s obligations to Current Affiliations. A business entity shall be deemed to be competitive with the Company for purpose of this Article IV only if and to the extent it engages in the business substantially similar to the Company s business.

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4.2       Noninterference with Business. During the Term of this Agreement, and for a period of one (1) year after the Expiration Date, Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Director agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his/her/its employment, contractual or other relationship with the Company.

V.	TERM AND TERMINATION

5.1       Term. This Agreement is effective as of the Effective Date and will continue until the Expiration Date (the “Term”).

5.2       Termination. Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party, or such shorter period as the parties may agree upon.

5.3       Survival. The rights and obligations contained in Articles III and IV will survive any termination or expiration of this Agreement.

VI.	MISCELLANEOUS

6.1       Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6.2       No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

6.1       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the Company at 50/F, West Building, Fortune Finance Center, No. 33 Jiefang East Road, Jianggan District, Hangzhou, Zhejiang Province, The People’s Republic of China, and to the Director at_____________________________ or to such other address as either party may designate to the other in writing.

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6.2       Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

6.3       Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.4       Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Director Services undertaken by Director for the Company.

6.5       Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and Director. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

6.6       Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	Weidai Ltd.
Address:	a Cayman Islands exempted company
50/F, West Building, Fortune Finance Center
No. 33 Jiefang East Road
Jianggan District, Hangzhou
Zhejiang Province
The People’s Republic of China	By:
Name:
Title:

DIRECTOR:
Address:

Name:

[Signature Page to Director Agreement]